Exhibit 23.5

July 25, 2019

9F Inc. (the “Company”)

Jiufu Building, Rongxin Technology Center

Chaoyang District, Beijing 100102

People’s Republic of China

Tel: +86 (10) 8527-6996

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on July 25, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Fangxiong Gong
Name: Fangxiong Gong